[LETTERHEAD OMITTED]
WATTS, GRIFFIS and MCOUAT
Consulting Geologists and Engineers

                                                                   June 16, 2006

                             CONSENT OF EXPERT/FIRM

TO:         Northwestern Mineral Ventures Inc.

AND TO:     Berns & Berns, Counselors at Law

AND TO:     U.S. Securities and Exchange Commission (the "Securities Regulator")

Gentlemen:

     RE: A SUMMARY OF THE FORMER OPEMISCA EXPLORERS LIMITED URANIUM PROPERTY
                          IN CHARLEVOIX COUNTY, QUEBEC

Reference is made to a summary report entitled "A Summary of the Former Opemisca
Explorers Limited Uranium Property in Charlevoix County, Quebec" dated May 12,
2006 (the "Summary Report") which we prepared for NORTHWESTERN MINERAL VENTURES
INC. (the "Corporation").

We hereby consent to the filing of the Summary Report with the Securities
Regulator, and to the written disclosure of the Summary Report and the inclusion of extracts therefrom or a summary thereof in the Corporation's Annual Report on
Form 20-F for the year ended December 31, 2005 ("Form 20-F"). We reserve the right to review such disclosures to ensure that our comments are contextually accurate.

We further agree to being named as an expert in the Form 20-F.

Dated this 16 day of June, 2006.

                                                    Sincerely,

                                            WATTS, GRIFFIS AND MCOUAT LIMITED

                                            /s/ Joe Hinzer

                                            Per: Joe Hinzer, P.Geo.
JH/ls                                            President

[LETTERHEAD OMITTED]
Watts, Griffis and McOuat
Consulting Geologists and Engineers

                                                                   June 16, 2006

                             CONSENT OF EXPERT/FIRM

TO:       Northwestern Mineral Ventures Inc.

AND TO:   Berns & Berns, Counselors at Law

AND TO:   U.S. Securities & Exchange Commission (the "Securities Regulator")

Gentlemen:

   RE: TECHNICAL REVIEW OF THE PICACHOS SILVER-GOLD AND BASE METALS PROSPECTS,
                          WESTERN DURANGO STATE, MEXICO

Reference is made to the technical report entitled "A Technical Review of the
Picachos Silver-Gold and Base Metals Prospects, Western Durango State, Mexico"
dated 24 November, 2004 (the "Technical Report") which we prepared for
NORTHWESTERN MINERAL VENTURES INC. (the "Corporation").

We hereby consent to the filing of the Technical Report with the Securities
Regulator, and to the written disclosure of the Technical Report and the inclusion of extracts therefrom or a summary thereof in the Corporation's
Annual Report on Form 20-F for the year ended December 31, 2005 ("Form 20-F").
We reserve the right to review such disclosures to ensure that our comments are contextually accurate.

We further agree to being named as an expert in the Form 20-F.

Dated this 16 day of June, 2006.

                                                    Sincerely,

                                            WATTS, GRIFFIS AND McOUAT LIMITED

                                            /s/ Joe Hinzer

                                            Per: Joe Hinzer, P.Geo.
JH/ls                                            President